Exhibit 3.15

CERTIFICATE OF INCORPORATION

OF

“STAR CORRUGATED BOX CO. INC.”

WE, the undersigned, all being persons of full age, and at least two thirds being citizens of the United States, and at least one of us a resident of the State of New York, desiring to form a stock corporation, pursuant to the provisions of the Business Corporations Law of the State of New York, do hereby make, sign, acknowledge and file this certificate for that purpose.

FIRST:                                                           The name of the proposed corporation is

STAR CORRUGATED BOX CO., INC.

SECOND:               The purposes for which it is to be formed are as follows:

To manufacture, buy, sell, import, export, trade and deal in boxes, chests, cartons and packing devices generally, whether composed of wood, metal, paper or other materials; to acquire by purchase or otherwise, own, buy, sell and deal in standing timber and timber lands, and to buy, cut, haul, drive and sell timber and logs, and to saw and otherwise work the same, and to buy, manufacture, and sell lumber, bark, wood, pulp, and all products made therefrom; to manufacture and deal in articles of all kinds in the manufacture of which timber or wood, or paper, or pasteboard, or materials of like or similar kind are used; to buy, sell, rent exchange, hire, and lease real property, improved and unimproved, and build, construct and alter houses thereon, and to manage and develop real property generally; to make, accept, endorse, execute and issue promissory notes, bills of exchange, bonds, debentures and other obligations from time to time, for the purchase of property or for any purpose in or about the business of the company; to subscribe for or cause to be subscribed for, to purchase, invest in, acquire, hold, own, sell, assign, transfer, mortgage, pledge, exchange, distribute, or otherwise dispose of the whole or any part of the shares of stock, bonds, mortgages, debentures, notes, coupons, and other securities, obligations, contracts, and evidences of indebtedness of any corporation, domestic or foreign, and to issue in exchange therefore, its shares of stock, bonds or other obligations, and to exercise in respect to any such shares of stock, bonds or other securities, any and all rights, powers and privileges of individual owners or holders, including the right to vote thereon; and to aid in any manner permitted by law; any corporation, or association of which any bonds or other securities or evidences of indebtedness or stock are held in this corporation, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such stock, bonds, or other securities or evidences of indebtedness; and to do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, either alone or associated with other corporations, firms or individuals, and to do any other act or acts, thing or things, incidental or pertaining to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same be not inconsistent with the law under which this corporation is organized.

THIRD:                  The amount of capital stock is $150,000.

FOURTH:              The number of shares of which the capital stock shall consist is fifteen hundred (1500) of the par value of One hundred ($100) dollars each, and the amount of capital with which the said corporation will begin business is Five hundred ($500) dollars.

FIFTH:                   Its principal office is to be located in the Borough of Manhattan, City, County and State of New York.

SIXTH:                   Its duration is to be perpetual.

SEVENTH:             The number of its directors is to be five, and it is hereby provided, pursuant to law, that directors are not required to be stockholders.

EIGHTH:                At all elections of directors, each stock holder shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for or any two or more of them, as he may see fit.

NINTH:                  The names and post office addresses of the directors for the first year are as follows:

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NAMES	POST OFFICE ADDRESSES
Aaron Etra	229 West 111th Street, Borough of Manhattan, New York City

William Etra	72 East 96th Street, Borough of Manhattan, New York City

Bernard Etra	160 Wilson Street, Borough of Brooklyn, New York City

Louis Etra	229 West 111th Street, Borough of Manhattan, New York City

William Goldsmith	570 East 2nd Street, Borough of Brooklyn, New York City

TENTH:                                                    The names and post office addresses of the subscribers to this certificate and a statement of the number of shares which each agrees to take in the corporation are as follows:

NAMES	POST OFFICE ADDRESSES	NO. OF SHARES
Samuel H. Sternberg	72 West 91st Street, Borough of Manhattan, New York City	3
William Goldsmith	570 East 2nd Street, Borough of Brooklyn, New York City	1
Pauline Freedman	498 Wythe Avenue, Borough of Brooklyn, New York City	1

IN WITNESS WHEREOF, we have made, signed, acknowledged and filed this certificate in duplicate this 14th day of February, 1918.

In presence of:	/s/ Samuel H. Sternberg	(L.S.)
	/s/ Pauline Freedman	(L.S.)
	/s/ William Goldsmith	(L.S.)

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CITY AND STATE OF NEW YORK,	)
	:	SS:
COUNTY OF NEW YORK.	)

On this 14th day of February, 1918, before me personally came SAMUEL H. STERNBERG, WILLIAM GOLDSMITH and PAULINE FREEDMAN, to me known and known to me to be the individuals described in who executed the foregoing instrument, and they duly severally acknowledged to me that they executed the same.

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CERTIFICATE OF INCREASE OF CAPITAL STOCK

of

STAR CORRUGATED BOX CO. INC.

Pursuant to Section 36 of the Stock Corporation Law.

We, the undersigned, being the Second Vice President and the Secretary respectively of STAR CORRUGATED BOX CO. INC., do hereby certify as follows:

1.                                       The name of the corporation is STAR CORRUGATED BOX CO. INC.

2.                                       The certificate of incorporation of said corporation was filed in the office of the Secretary of State on the 15th day of February, 1918.

3.                                       The total amount of the previously authorized capital stock is $150,000.

4.                                       The total number of shares which the corporation is already authorized to issue is fifteen hundred (1500) all being of the same class and all of the par value of $100.00 each.

5.                                       The number of shares issued and outstanding is thirteen hundred and five (1305).

6.                                       The amount to which the capital stock is hereby increased is $350,000.

7.                                       The number of shares is also hereby increased from fifteen hundred (1500) to thirty-five hundred (3500).

8.                                       The total number of shares, including those previously authorized, which the corporation may henceforth have is thirty-five hundred (3500) all of which are to be, as heretofore, of the same class and of the par value of $100.00 each.

IN WITNESS WHEREOF, we have made, subscribed and acknowledged this certificate in duplicate this 27th day of December, 1926.

/s/ Isidor Etra
Second Vice-President

/s/ Louis Etra
Secretary

CITY, COUNTY & STATE OF NEW YORK : SS:

On this 27th day of December, 1926, before me personally came ISIDOR ETRA and LOUIS ETRA, to me known and known to me to be the individuals described in and who executed the foregoing instrument, and they severally duly acknowledged to me that they executed the same.

/s/ Samuel H. Sternberg
SAMUEL H. STERNBERG
Commissioner of Deeds, City of New York
Residing in Borough of Manhattan
County Clerk’s N.Y. 144, Bronx 26, Kings 223, Queens 173
Register, N.Y. 28060; Kings 8041, Bronx 28021
Term expires March 9, 1928

CITY AND STATE OF NEW YORK	)
	)	SS:
COUNTY OF NEW YORK	)

ISIDOR ETRA and LOUIS ETRA, being severally duly sworn, do depose and say, and each for himself deposes and says, that he, the said Isidor Etra is the second vice-president and he, the said Louis Etra, is the secretary of the STAR CORRUGATED BOX CO. INC., that they have been authorized to execute and file the foregoing certificate by the votes, cast in person or by proxy, of the holder of record of a majority of the outstanding shares of the corporation entitled to vote on an increase of capital stock and number of shares, and that such votes were cast at a stockholders’ meeting held at Maspeth, in the City of New York, Borough of Queens, on the 27th day of December, 1926, at 2 o’clock P.M. upon notice pursuant to section forty-five of the Stock Corporation Law.

SWORN to before me this
27th day of December, 1926.

/s/ Samuel H. Sternberg
SAMUEL H. STERNBERG
Commissioner of Deeds, City of New York
Residing in Borough of Manhattan
County Clerk’s N.Y. 144, Bronx 26, Kings 223, Queens 173
Register, N.Y. 28060; Kings 8041, Bronx 28021
Term expires March 9, 1928

CERTIFICATE OF DESIGNATION

of

STAR CORRUGATED BOX CO. INC.

The undersigned business corporation hereby certifies pursuant to section 24 of the Stock Corporation Law:

That it hereby designates the Secretary of State of the State of New York as its agent upon whom process in any action or proceeding against it may be served within the State of New York.

That the address to which the Secretary of State shall mail a copy of any process against the corporation which may be served upon him pursuant to law is, care of ETRA & ETRA, 551 Fifth Avenue, Borough of Manhattan, City and State of New York.

IN WITNESS WHEREOF, such corporation has caused this certificate to be executed in its corporate name and under its corporate seal, by LOUIS ETRA, its Treasurer.

STAR CORRUGATED BOX CO. INC.
By	/s/ Louis Etra
Treasurer

STATE OF NEW YORK

COUNTY OF KINGS : SS:

On this 30th day of November, 1934, before me personally appeared LOUIS ETRA, to me personally known and known to me to be the person described in and who executed the foregoing certificate, and he thereupon acknowledged to me that he executed the same for the uses and purposes therein mentioned.

Notary Public

CERTIFICATE OF INCREASE OF CAPITAL STOCK

of

STAR CORRUGATED BOX CO. INC.

(Pursuant to Section 36 of the
Stock Corporation Law)

WE, the undersigned, being the Vice-President and the Secretary, respectively, of STAR CORRUGATED BOX CO. INC., do hereby certify as follows:

1.                                       The name of the corporation is

STAR CORRUGATED BOX CO. INC.

2.                                       The Certificate of Incorporation of said corporation was filed in the office of the Secretary of State on the 15th day of February, 1918.

3.                                       The total amount of the previously authorized capital stock is $350,000.00.

4.                                       The total number of shares which the corporation is already authorized to issue is 3500, all being of the same class and all of the par value of $100.00 each.

5.                                       The number of shares issued and outstanding is 3005.

6.                                       The amount to which the capital stock is hereby increased is $650,000.00

7.                                       The number of shares is also hereby increased from 3500 to 6500.

8.                                       The total number of shares, including those previously authorized, which the corporation may henceforth have, is 6500, all of which are to be, as heretofore, of the same class and of the par value of $100.00 each.

IN WITNESS WHEREOF, we have made, subscribed and acknowledged this Certificate in duplicate this 19th day of December, 1934.

STAR CORRUGATED BOX CO. INC.
By	/s/ Isidor Etra
Vice-President
By	/s/ Louis Etra
Secretary

STATE OF NEW YORK

COUNTY OF NEW YORK : SS:

On this 19th day of December, 1934, before me personally came ISIDOR ETRA and LOUIS ETRA, to me known and known to me to be the individuals described in and who executed the foregoing instrument, and they severally duly acknowledged to me that they executed the same.

STATE OF NEW YORK

COUNTY OF NEW YORK : SS:

ISIDOR ETRA and LOUIS ETRA, being severally duly sworn, do depose and say:  That the said ISIDOR ETRA, Vice-President and the said LOUIS ETRA, Secretary of STAR CORRUGATED BOX CO. INC. have been authorized to execute and file the foregoing certificate by the votes, cast in person or by proxy, of the holders of record of a majority of the outstanding shares of the corporation entitled to vote on an increase of capital stock and number of shares, and that such votes were cast at a Stockholder’s meeting held at Maspeth, in the City of New York, in the Borough of Queens, on the 19th day of December, 1934, at 2 o’clock P.M., upon notice pursuant to Section 24 of the Stock Corporation Law.

Sworn to before me this

19th day of December, 1934.

/s/ Isidor Etra

/s/ Louis Etra

CERTIFICATE OF INCREASE OF CAPITAL STOCK
OF STAR CORRUGATED BOX CO. INC.

Pursuant to Section 36 of the Stock Corporation Law.

Certificate of increase of capital stock and of number of shares of Star Corrugated Box Co. Inc., pursuant to Section 36 of the Stock Corporation Law.

We, the undersigned, being respectively the Vice-President and the Assistant-Secretary of Star Corrugated Box Co. Inc., do hereby certify as follows:

FIRST:                                                           The name of the corporation is STAR CORRUGATED BOX CO. INC.

SECOND:                                           The certificate of incorporation was filed in the office of the Secretary of State on the 15th day of February, 1918.

THIRD:                                                       The total amount of the previously authorized capital stock is $650,000.00.

FOURTH:                                          The total number of shares which the corporation is already authorized to issue is 6,500 shares, all of which have a par value of $100.00 each.

FIFTH:                                                          The shares are all of one class and are all common shares of stock.

SIXTH:                                                        The number of shares issued and outstanding is 5,500.

SEVENTH:                                     The amount of capital stock which the corporation is hereafter to have is $1,000,000.00, the capital stock of this corporation being hereby increased to such amount.

EIGHTH:                                               The total number of shares, including those previously authorized, which the corporation may henceforth have, is 10,000

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all of which are to have a par value of $100.00 each, and all of which shall be common.  The respective designations, preferences, privileges and voting powers of restrictions or qualifications of such shares of stock are to remain as heretofore.

IN WITNESS WHEREOF, we have made and subscribed this certificate this 18th day of December, 1939.

/s/ Isidor Etra	(L.S.)
Vice-President
/s/ Max J. Etra	(L.S.)
Assistant-Secretary

STATE OF NEW YORK	)
	:	SS:
COUNTY OF NEW YORK	)

On this 18th day of December, 1939 before me personally came ISIDORE ETRA and MAX J. ETRA to me known to be the persons described in and who executed the foregoing certificate, and they thereupon duly acknowledged to me that they executed the same.

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STATE OF NEW YORK	)
	:	SS:
COUNTY OF NEW YORK	)

ISIDOR ETRA and MAX J. ETRA being duly sworn, depose and say, and each for himself deposes and says:

That he ISIDOR ETRA is the Vice-President of Star Corrugated Box Co. Inc. and he MAX J. ETRA is Assistant-Secretary thereof, and that they have been duly authorized to execute and file the foregoing certificate of increase of capital stock by the votes of the holders of record of a majority of the outstanding shares of said corporation entitled to vote at the stockholders meeting, at which such votes were cast, on the resolution to the proceedings provided for in the certificate; that such votes were cast in person or by proxy at a stockholders meeting held at 55-15 Grand Avenue, Maspeth, in the City of New York on the 15th day of December, 1939 at 2 o’clock P.M., upon notice, pursuant to Section 45 of the Stock Corporation Law.

Subscribed and sworn to before
me this 18th day of December, 1939.

/s/ Isidor Etra

/s/ Max J. Etra

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CERTIFICATE OF INCREASE OF CAPITAL STOCK AND
THE NUMBER OF SHARES OF STAR CORRUGATED BOX CO. INC.

Pursuant to Section 36 of the Stock Corporation Law.

WE, ISIDOR ETRA and LOUIS ETRA, being respectively, Vice President and Secretary of STAR CORRUGATED BOX CO. INC., certify:

1.                                       The name of this corporation is STAR CORRUGATED BOX CO. INC.

2.                                       The Certificate of Incorporation was filed in the Office of the Secretary of State on the 15th day of February, 1918.  Certificate of Increase of Capital Stock was filed in the Office of the Secretary of State on December 19, 1939.

3.                                       The total amount of the previously authorized capital stock is $1,000,000.

4.                                       The total number of shares which the corporation is already authorized to issue is 10,000 shares, all of which have a par value of $100 each.

5.                                       The shares are all of one class, consisting of 10,000 shares of common stock of the par value of $100 each.

6.                                       The number of shares of each class issued and outstanding is 8,100 shares of common stock.

7.                                       The amount of capital stock which the corporation is hereafter to have is $2,000,000, the capital stock of this corporation being hereby increased to such amount.

8.                                       The total number of shares, including those previously authorized, which the corporation may henceforth have is 20,000, all of which shall be common, with a par value of $100 per share.

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IN WITNESS WHEREOF, we have made and subscribed this certificate, this 22nd day of December, 1943.

/s/ Isidor Etra	(L.S.)

/s/ Louis Etra	(L.S.)

STATE OF NEW YORK	)
	:	SS:
COUNTY OF NEW YORK	)

On this 22nd day of December, 1943, before me personally came ISIDOR ETRA and LOUIS ETRA, to me known to be the persons described in and who executed the foregoing certificate, and they thereupon acknowledged to me that they executed the same.

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STATE OF NEW YORK	)
	:	SS:
COUNTY OF NEW YORK	)

ISIDOR ETRA and LOUIS ETRA being duly sworn, depose and say, and each for himself deposes and says:

That he, ISIDOR ETRA, is the Vice-President of STAR CORRUGATED BOX CO. INC. and he LOUIS ETRA, is the Secretary thereof.

That they have been duly authorized to execute and file the foregoing Certificate of Increase of Capital Stock and the number of shares by the votes of the holders of record of all of the outstanding shares of said corporation entitled to vote at the Stockholders Meeting at which such votes were cast, with relation to proceedings provided for in the Certificate; that such votes were cast in person or by proxy at a Stockholders Meeting held at Maspeth, Long Island, on December 1, 1943, at 3:00 P.M., upon notice, pursuant to Section 45 of the Stock Corporation Law.

Subscribed and sworn to before
me this 22nd day of December, 1943.

/s/ Isidor Etra

/s/ Louis Etra

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CERTIFICATE OF INCREASE OF CAPITAL STOCK AND
NUMBER OF SHARES OF STAR CORRUGATED BOX CO. INC.
pursuant to Section 36 of the STOCK CORPORATION LAW.

We, HARRY ETRA and LOUIS ETRA, being respectively Vice-President and Treasurer-Secretary of STAR CORRUGATED BOX CO. INC., certify:

1.                                       The name of this corporation is STAR CORRUGATED BOX CO. INC.

2.                                       The Certificate of Incorporation was filed in the Office of the Secretary of State on the 15th day of February, 1918.  Certificate of Increase of Capital Stock was filed in the Office of the Secretary of State on December 19, 1939.  Certificate of Increase of Capital Stock and Number of Shares was file in the Office of the Secretary of State on December 24, 1943.

3.                                       The total amount of the previously authorized capital stock is TWO MILLION ($2,000,000) DOLLARS.

4.                                       The total number of shares which the corporation is already authorized to issue is TWENTY THOUSAND (20,000), all of which have a par value of ONE HUNDRED ($100) DOLLARS each; all of said shares are one class, consisting of TWENTY THOUSAND (20,000) shares of common of the par value of ONE HUNDRED ($100) DOLLARS each.

5.                                       Pursuant to the authorization of Section 35 of the Stock Corporation Law the Certificate of Incorporation is hereby amended to increase the capital stock and the number of shares, as follows:

a)   The amount of the capital stock which the corporation shall have is FIVE MILLION ($5,000,000) DOLLARS.
b)   The total of shares, including those previously authorized, which the corporation shall have is FIFTY THOUSAND

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                   (50,000), all of which shares shall be common stock of the par value of ONE HUNDRED ($100) DOLLARS each.  No shares are eliminated.

IN WITNESS WHEREOF, we have made and subscribed this certificate this 25th day of October, 1952.

/s/ Harry Etra	(L.S.)

/s/ Louis Etra	(L.S.)

STATE OF NEW YORK	:
COUNTY OF NEW YORK	:	SS.:

On this 25th day of October, 1952, before me personally came HARRY ETRA and LOUIS ETRA to me known to be the persons described in and who executed the foregoing certificate, and they thereupon duly acknowledged to me that they executed the same.

/s/ Max J. Etra
Notary Public State of New York

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STATE OF NEW YORK	:
	:	SS.:
COUNTY OF NEW YORK	:

HARRY ETRA and LOUIS ETRA, being duly sworn depose and say and each for himself deposes and says:

That he, HARRY ETRA, is the Vice-President of STAR CORRUGATED BOX CO. INC., and that he, LOUIS ETRA, is Treasurer and Secretary thereof, that they have been duly authorized to execute and file the foregoing Certificate of Amendment of Certificate of Incorporation to increase the capital stock by the votes of the holder of record of all of the outstanding shares of said corporation entitled to vote at the stockholders meeting at which such votes were cast, with relation to proceedings provided for in the certificate; that such votes were cast in person or by proxy at a stockholders meeting held at Maspeth, Long Island, New York on October 24, 1952 at 10:00 A.M., on notice pursuant to Section 45 of the Stock Corporation Law.

Sworn to before me this
25th day of October, 1952.

/s/ Harry Etra

/s/ Louis Etra

/s/ Max J. Etra
Notary Public State of New York

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STATE OF NEW YORK	:
	:	SS.:
COUNTY OF NEW YORK	:

HARRY ETRA and LOUIS ETRA being duly sworn, depose and say, and each for himself deposes and says:

That he, HARRY ETRA, is the Vice-President and that he, LOUIS ETRA, is the Treasurer of STAR CORRUGATED BOX CO. INC., that the number of additional shares which the corporation is hereby authorized to issue is THIRTY THOUSAND (30,000) and the number of such additional shares with par value is THIRTY THOUSAND (30,000) shares and the par value thereof is ONE HUNDRED ($100) DOLLARS per share.

Sworn to before me this
25th day of October, 1952.

/s/ Harry Etra

/s/ Louis Etra

/s/ Max J. Etra
Notary Public State of New York

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CERTIFICATE OF MERGER
OF
STAR ACQUISITION CORP.
AND
STAR CORRUGATED BOX CO. INC.
INTO
STAR CORRUGATED BOX CO. INC.

Under Section 904 of the Business Corporation Law.

We the undersigned, Robert L. Karlin, being the President of Star Corrugated Box Co. Inc., and Brigitte Dufour, being the Assistant Secretary of Star Acquisition Corp., hereby certify that:

1.                                       The Board of Directors of each of the constituent corporations has duly adopted a Plan of Merger setting forth the terms and conditions of the merger of said corporations.

2.                                       The names of the constituent corporations of the merger are Star Corrugated Box Co. Inc., a New York corporation (the “Corporation”) and Star Acquisition Corp., a New York corporation (“Acquisition Corp.”).  The surviving corporation of the merger shall be Star Corrugated Box Co. Inc., a New York corporation.

3.                                       The designation and number of outstanding shares of each class and series of capital stock of the constituent corporations are as follows:

The Corporation:  16,296 shares of Common Stock, par value $100.00 per share.  The holders of such Common Stock are entitled to vote.

Acquisition Corp.:  10 shares Common Stock, no par value.  The holders of such Common Stock are entitled to vote.

The number of such shares is not subject to change prior to the effective date of the merger.

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4.                                       The effective date of the merger herein certified shall be the date of the filing of this Certificate of Merger by the Department of State of the State of New York.

5.                                       The Certificate of Incorporation of the Corporation was filed by the Department of State of the State of New York on February 15, 1918.

6.                                       The Certificate of Incorporation of Acquisition Corp. was filed by the Department of State of the State of New York on November 1, 2001.

7.                                       The Certificate of Incorporation (the “Certificate of Incorporation”) of the surviving corporation, Star Corrugated Box Co. Inc. is hereby amended to effect the amendments specified below, each of which is authorized by the New York Business Corporation Law (the “Business Corporation Law”):

A.                                   Paragraph “SECOND” of the Certificate of Incorporation is hereby amended to change the purposes for which the Corporation was formed, so that said Paragraph “SECOND” shall provide in its entirety as follows:

“SECOND:  The purpose for which the Corporation is formed is to engage in any lawful act or activity for which a corporation may be organized under the Business Corporation Law, provided that the Corporation is not formed to nor will it engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.”

B.                                     Paragraph “FIFTH” of the Certificate of Incorporation, which sets forth the location of the office of the Corporation is hereby amended, so that said Paragraph “FIFTH” shall provide in its entirety as follows:

“FIFTH:  The office of the Corporation shall be located in the County of Niagara, State of New York.”

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C.                                     Paragraph “SEVENTH” of the Certificate of Incorporation, which sets the number of directors of the Corporation, is hereby deleted in its entirety from the Certificate of Incorporation, and replaced with the following provisions relating to limitations on the liability of the directors of the Corporation, so that said Paragraph “SEVENTH” shall read in its entirety as follows:

“SEVENTH:  A member of the Corporation’s Board of Directors shall not be personally liable to the Corporation or its shareholders for damages for any breach of duty in his or her capacity as such; provided, however, that the foregoing shall not be construed to eliminate (a) the liability of any director if a judgment or other adjudication adverse to such director establishes that such director’s acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law, or that such director personally gained in fact a financial profit or other advantage to which he or she was not legally entitled, or that such director’s acts violated Section 719 of the Business Corporation Law (concerning liability of directors in certain cases), or (b) the liability of any director for any act or omission prior to the adoption of this Paragraph.  If the Business Corporation Law is amended after adoption of this Paragraph to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of any director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Business Corporation Law as so amended.  Any repeal or modification of this Paragraph by the shareholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.”

D.                                    Paragraph “EIGHTH” of the Certificate of Incorporation, which provides for cumulative voting, is hereby deleted in its entirety from the Certificate of Incorporation and replaced with a new Paragraph “EIGHTH”, which provides for the designation of the Secretary of State as the Corporation’s agent for service of process and includes the

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                                                Corporation’s address for service of process, so that said Paragraph “EIGHTH” shall read in its entirety as follows:

“EIGHTH:  The Secretary of State of the State of New York is hereby designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served, and the address to which the Secretary of State shall mail a copy of process in any action or proceeding against the Corporation which may be served upon the Secretary of State is 4001 Packard Road, Niagara Falls, New York  14304.”

E.                                      Paragraph “NINTH” of the Certificate of Incorporation, which provides for the names and addresses of the initial directors of the Corporation, is hereby deleted in its entirety from the Certificate of Incorporation and replaced with a new Paragraph “NINTH”, which provides for action by shareholders without a meeting on written consent, so that said Paragraph “NINTH” shall read in its entirety as follows:

“NINTH:  Any action required or permitted to be taken by the vote of the shareholders of the Corporation may be taken without a meeting on written consent, setting forth the action so taken, signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, all in accordance with Section 615 of the New York Business Corporation Law.”

F.                                      Paragraph “TENTH” of the Certificate of Incorporation, which provides for the names and addresses of the initial subscribers of the Corporation, is hereby deleted in its entirety.

8.                                       The merger was authorized by (a) the vote of the Board of Directors of the Corporation, followed by the vote of the holders of at least two-thirds of

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                                                 the outstanding shares of the capital stock of the Corporation entitled to vote thereon, and (b) the unanimous written consent of the Board of Directors of Acquisition Corp., followed by the written consent of the sole shareholder of Acquisition Corp.

[signature page follows]

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IN WITNESS WHEREOF, we hereunto sign this Certificate this 12th day of November, 2001 and we affirm that the statements contained herein are true under the penalties of perjury.

STAR CORRUGATED BOX CO. INC.

/s/ Robert L. Karlin
Robert L. Karlin, President

STAR ACQUISITION CORP.

/s/ Brigitte Dufour
Brigitte Dufour, Assistant Secretary

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CERTIFICATE OF MERGER
OF
STAR 56-19 GRAND HOLDING LLC
(A NEW YORK LIMITED LIABILITY COMPANY)
AND
STAR CORRUGATED BOX CO. INC.
(A NEW YORK CORPORATION)
INTO
STAR CORRUGATED BOX CO. INC.
(A NEW YORK CORPORATION)

Under Section 904-A of the Business Corporation Law.

We, the undersigned, being the President of Star Corrugated Box Co. Inc. and a Manager of Star 56-19 Grand Holding LLC, hereby certify that:

1.                                       The names of the constituent entities to be merged are Star 56-19 Grand Holding LLC, a New York limited liability company (the “LLC”) and Star Corrugated Box Co. Inc., a New York corporation (the “Corporation”).

2.                                       The Articles of Organization of the LLC were filed by the New York Department of State on September 29, 1998.  The Certificate of Incorporation of the Corporation was filed by the New York Department of State on February 15, 1918.

3.                                       An Agreement and Plan of Merger has been approved and executed by the LLC and the Corporation.

4.                                       The surviving entity of the merger shall be Star Corrugated Box Co. Inc.

5.                                       The Agreement and Plan of Merger is on file at the place of business of the Corporation, which is located at 55-15 Grand Avenue, Maspeth, New York  11378.

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IN WITNESS WHEREOF, we have signed this Certificate on the 22nd day of January, 2002 and affirm the statements contained herein as true under penalties of perjury.

STAR CORRUGATED BOX CO. INC.

By:	/s/ Brigitte Dufour
Brigitte Dufour, Assistant Secretary

STAR 56-19 GRAND HOLDING LLC

By:	/s/ Marc-André Dépin
Marc-André Dépin, Manager

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New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

CERTIFICATE OF AMENDMENT
OF THE
CERTIFICATE OF INCORPORATION
OF
STAR NEW YORK CITY INC.

Under Section 805 of the Business Corporation Law.

FIRST: The name of the corporation is:  Star New York City Inc.

The name under which it was formed is:  Star Corrugated Box Co., Inc.

SECOND: The date of filing of the original certificate of incorporation with the Department of State was:  February 15, 1918.

THIRD: The amendment effected by this certificate of amendment is as follows:  Paragraph FIRST of the Certificate of Incorporation relating to the name of the corporation is hereby amended to read in its entirety as follows:

“FIRST:  The name of the corporation is Norampac New York City Inc.”

FOURTH: The certificate of amendment was authorized by the vote of the board of directors followed by the unanimous written consent of the holders of all outstanding shares.

/s/ Brigitte Dufour
Brigitte Dufour, Assistant Secretary

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New York State

Department of State

Division of Corporations, State Records

and Uniform Commercial Code

41 State Street

Albany, NY 12231

CERTIFICATE OF CHANGE

OF

NORAMPAC NEW YORK CITY INC.
(Insert Name of Domestic Corporation)

Under Section 805-A of the Business Corporation Law.

FIRST: The name of the corporation is NORAMPAC NEW YORK CITY INC.

If the name of the corporation has been changed, the name under which it was formed is:  STAR CORRUGATED BOX CO., INC.

SECOND: The certificate of incorporation was filed by the Department of State on:  February 15, 1918.

THIRD: The change(s) effected hereby are:  [Check appropriate box(es)]

☐	The County location, within this state, in which the office of the corporation is located is changed to:
☒

The address to which the Secretary of State shall forward copies of process accepted on behalf of the corporation is changed to:  c/o Norampac Inc., 752 Sherbrooke Street West, Montreal, QC CANADA H3A 1G1.

☐	The corporation hereby: [Check one]
☐

Designates ________________________________ as its registered agent upon whom process against the corporation may be served.  The street address of the registered agent is:  ______________________________.

	☐	Changes the designation of its registered agent to: _________________. The street address of the registered agent is: ______________________.
	☐	Changes the address of its registered agent to: ____________________.
	☐	Revokes the authority of its registered agent.

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FOURTH:                                                                                                                                           The change was authorized by the board of directors.

/s/ Brigitte Dufour
Brigitte Dufour, Assistant Secretary

CERTIFICATE OF CHANGE
OF
NORAMPAC NEW YORK CITY INC.
(Insert Name of Domestic Corporation)
Under Section 805-A of the Business Corporation Law
Filer’s Name: Norampac New York City Inc., c/o Norampac Inc.
Address: 752 Sherbrooke Street West
City, State and Zip Code: Montreal, QC Canada H3A 1G1

NOTE:  This form was prepared by the New York State Department of State.  You are not required to use this form.  You may draft your own form or use forms available at legal stationery stores.  The Department of State recommends that all documents be prepared under the guidance of an attorney.  The certificate must be submitted with a $30 filing fee.

For Office Use Only

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